FOR IMMEDIATE RELEASE
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Contacts:

Alfred E. Brennan, Chief Executive Officer
Arthur L. Herbst, Jr., President                        [YOUNG LOGO]
Christine R. Boehning, Chief Financial Officer

(314)-344-0010, Ext. 3133

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          YOUNG INNOVATIONS, INC. BOARD OF DIRECTORS DECLARES QUARTERLY
                  DIVIDEND AND EXTENDS SHARE REPURCHASE PROGRAM


ST. LOUIS, MO., MAY 13, 2005 - Young Innovations, Inc. (NASDAQ - YDNT) today announced that its Board of Directors declared a quarterly dividend of $0.04 per share, payable June 16, 2005 to all shareholders of record on May 16, 2005.

The Board of Directors also extended the Company's share repurchase program through July 31, 2006. The share repurchase program was initially approved in May 2004 and authorized the repurchase of up to 500,000 shares of the Company's stock through July 2005. Through the end of the quarter ended March 31, 2005, the most recent period reported by the Company, the Company had repurchased an aggregate of 85,046 shares, and, as a result, 414,954 shares remain authorized for repurchase.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, and flavored examination gloves. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading provider of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.